SCHEDULE 14A
                                 (Rule 14a-101)
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Under Rule 14a-12

                           Provident New York Bancorp
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

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      2)    Aggregate number of securities to which transaction applies:

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      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4)    Proposed maximum aggregate value of transaction:

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      5)    Total fee paid:

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|_|   Fee paid previously with preliminary materials:

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|_|   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

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      2)    Form, Schedule or Registration Statement No.:

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      3)    Filing Party:

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      4)    Date Filed:

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

January 10, 2006


Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Provident New York Bancorp. The Annual Meeting will be held at the Holiday Inn of Suffern, 3 Executive Boulevard, Suffern, New York on February 16, 2006, at 11:00 a.m., local time.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of Provident New York Bancorp. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of Provident New York Bancorp.

The business to be conducted at the Annual Meeting consists of the election of five directors and the ratification of the appointment of KPMG LLP as Provident New York Bancorp's independent registered public accounting firm for the fiscal year ending September 30, 2006. The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of Provident New York Bancorp and its stockholders, and the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,


/s/ George Strayton


George Strayton
President and Chief Executive Officer

                           Provident New York Bancorp
                               400 Rella Boulevard
                           Montebello, New York 10901
                                 (845) 369-8040

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On February 16, 2006

         Notice is hereby given that the Annual Meeting of Stockholders of Provident New York Bancorp will be held at the Holiday Inn of Suffern, 3 Executive Boulevard, Suffern, New York, on February 16, 2006 at 11:00 a.m., local time.

         A Proxy Card and Proxy Statement for the Annual Meeting are enclosed.

         The Annual Meeting is for the purpose of considering and acting upon:

         1.       the election of five Directors;
         2. the ratification of the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending September 30, 2006; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

         Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on December 20, 2005 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

         EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF PROVIDENT NEW YORK BANCORP A WRITTEN REVOCATION OR A DULY EXECUTED PROXY CARD BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

                                      By Order of the Board of Directors

                                      /s/ Daniel Rothstein

                                      Daniel Rothstein
                                      Secretary
Montebello, New York
January 10, 2006

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IMPORTANT:  THE  PROMPT  RETURN OF  PROXIES  WILL SAVE THE  EXPENSE  OF  FURTHER
REQUESTS  FOR  PROXIES.   A   SELF-ADDRESSED   ENVELOPE  IS  ENCLOSED  FOR  YOUR
CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                           Provident New York Bancorp
                               400 Rella Boulevard
                           Montebello, New York 10901
                                 (845) 369-8040

                         ANNUAL MEETING OF STOCKHOLDERS
                                February 16, 2006

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Provident New York Bancorp to be used at the Annual Meeting of Stockholders, which will be held at the Holiday Inn of Suffern, 3 Executive Boulevard, Suffern, New York, on February 16, 2006, at 11:00 a.m., local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about January 10, 2006.

                              REVOCATION OF PROXIES

         Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Provident New York Bancorp will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

         Proxies may be revoked by sending written notice of revocation to the Secretary of Provident New York Bancorp at the address shown above, delivering a later-dated proxy card or by attending the Annual Meeting and voting in person. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of Provident New York Bancorp prior to the voting of such proxy. If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the Annual Meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Except as otherwise noted below, holders of record of Provident New York Bancorp's shares of common stock, par value $0.01 per share, as of the close of business on December 20, 2005 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, there were 43,055,784 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.

         As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR all nominees proposed by the Board, to WITHHOLD authority for all nominees or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Voting for all Directors except those you list on the proxy card is the equivalent of withholding your vote for those Directors you have listed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.

         As to the ratification of KPMG LLP as the independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The affirmative vote of a majority of the shares cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the "ABSTAIN" box has been selected on the proxy card, is required for the ratification of KPMG LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2006.

         In accordance with the provisions of our Certificate of Incorporation, record holders of common stock who beneficially own in excess of 10% of the issued and outstanding shares of common stock are not entitled to vote any of the shares held in excess of that limit. The Certificate of Incorporation further authorizes the Board of Directors (i) to make all determinations necessary to implement and apply that limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own shares of common stock in excess of the limit supply information to enable the Board of Directors to implement and apply the limit.

         Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with Provident New York Bancorp and the Securities and Exchange Commission regarding such ownership. We are not aware of any person or group who beneficially owned more than 5% of the outstanding shares of common stock as of December 20, 2005.

                       PROPOSAL I -- ELECTION OF DIRECTORS

         Our Board of Directors is comprised of 14 members. Our Bylaws provide that Directors are divided into three classes, with one class of Directors elected annually. Our Directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Five Directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Nominating Committee of the Board of Directors has nominated the following persons to serve as Directors for three-year terms:
Judith Hershaft, Thomas F. Jauntig, Jr., Thomas G. Kahn, Richard A. Nozell and Carl Rosenstock.

         The table below sets forth certain information, as of December 20, 2005, regarding the nominees, the other current members of our Board of Directors, and Executive Officers who are not Directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the Annual Meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any of the nominees and any other person pursuant to which such nominees were selected.

                                                                                            Shares
                          Position(s) Held With               Director   Current Term    Beneficially   Percent of
         Name           Provident New York Bancorp    Age     Since(1)     Expires          Owned          Class
----------------------  ---------------------------  -----  -----------  -------------  --------------  ----------
                                                     NOMINEES

Judith Hershaft         Director                       65       2000         2006          159,105(2)         *%
Thomas F. Jauntig, Jr.  Director                       61       2000         2006          100,242(2)         *
Thomas G. Kahn          Director                       63       2004         2006        1,154,725(3)        2.7
Richard A. Nozell       Director                       72       1990         2006          174,291(2)         *
Carl J. Rosenstock      Director                       52       2004         2006           82,782(4)         *

                                             CONTINUING BOARD MEMBERS

William F. Helmer       Chairman of the Board          71       1974         2007          453,319(5)        1.1
R. Michael Kennedy      Director                       54       2004         2007          126,773(4)         *
Donald T. McNelis       Director                       73       1987         2007          238,904(6)         *
William R. Sichol, Jr.  Director                       65       1990         2007          252,129(2)         *
F. Gary Zeh             Director                       67       1979         2007          333,124(7)         *
Dennis L. Coyle         Vice Chairman                  69       1984         2008          461,731(8)        1.1
George Strayton         President, Chief               62       1991         2008          942,011(9)        2.2
                        Executive Officer and
                        Director
Victoria Kossover       Director                       50       2004         2008           12,874(4)         *
Burt Steinberg          Director                       60       2000         2008          210,619(10)        *

                                     EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Daniel G. Rothstein     Executive Vice President,      58       N/A           N/A          334,537(11)        *
                           Chief Risk Officer,
                           Regulatory Counsel and
                           Corporate Secretary
Stephen G. Dormer       Executive Vice President       55       N/A           N/A          179,793(12)        *

Richard O. Jones        Executive Vice President,      56       N/A           N/A           21,654(13)        *
                           Business Services
Paul A. Maisch          Senior Vice President and      50       N/A           N/A           92,934(14)        *
                           Chief Financial Officer

All Directors and Executive Officers as a Group (18 persons)                              5,331,547(15)      12.1%


-----------------------------------
*   Less than 1%.
(1)  Includes service with Provident Bank.
(2) Includes 57,975 shares that can be acquired pursuant to stock options within 60 days of December 20, 2005.
(3) Includes 984,611 shares held by Kahn Brothers & Co., Inc., 7,410 shares held as custodian and 7,222 shares held as trustee. Mr. Kahn disclaims beneficial ownership of these shares. Also includes 9,220 shares that can be acquired pursuant to stock options within 60 days of December 20, 2005.
(4) Includes 9,220 shares that can be acquired pursuant to stock options within 60 days of December 20, 2005.
(5) Includes 54,167 shares that can be acquired pursuant to stock options within 60 days of December 20, 2005.
(6) Includes 40,026 shares that can be acquired pursuant to stock options within 60 days of December 20, 2005.
(7) Includes 54,127 shares that can be acquired pursuant to stock options within 60 days of December 20, 2005.
(8) Includes 27,253 shares that can be acquired pursuant to stock options within 60 days of December 20, 2005.
(9) Includes 370,799 shares that can be acquired pursuant to stock options within 60 days of December 20, 2005.
(10) Includes 57,965 shares that can be acquired pursuant to stock options within 60 days of December 20, 2005.
(11) Includes 69,408 shares that can be acquired pursuant to stock options within 60 days of December 20, 2005.
(12) Includes 78,554 shares that can be acquired pursuant to stock options within 60 days of December 20, 2005.
(13) Includes 12,000 shares that can be acquired pursuant to stock options within 60 days of December 20, 2005.
(14) Includes 32,000 shares that can be acquired pursuant to stock options within 60 days of December 20, 2005.
(15) Includes 1,065,079 shares that can be acquired pursuant to stock options within 60 days of December 20, 2005.

         The business experience for the past five years for each of our directors and executive officers is as follows:

         William F. Helmer has served as the Chairman of the Board of Directors of Provident Bank since 1994 and Chairman of the Board of Directors of Provident New York Bancorp since its formation in 1999. Mr. Helmer is the President of Helmer-Cronin Construction, Inc.

         Dennis L. Coyle has served as Vice Chairman of the Board of Directors of Provident Bank since 1994 and Vice Chairman of the Board of Directors of Provident New York Bancorp since its formation in 1999. Mr. Coyle is the owner and President of Denlo Realty Corp., the owner of Dennis L. Coyle Rental Properties, and is formerly the co-owner of the Coyle Insurance Agency, Inc.

         George Strayton has been employed by Provident Bank since 1982, was named President and Chief Executive Officer of Provident Bank in 1986, and has served as President and Chief Executive Officer of Provident New York Bancorp since its formation in 1999.

         Judith Hershaft is the Chief Executive Officer of Innovative Plastics Corp., a manufacturer of custom plastic products in Orangeburg, New York. She is also the Chairman of Innovative Plastics South Corp. in Tennessee and Innovative Plastics West Corp. in Arizona.

         Thomas F. Jauntig, Jr. is a partner in Korn, Rosenbaum, Phillips & Jauntig LLP, certified public accountants.

         Thomas G. Kahn is President of Kahn Brothers and Company, Inc., a New York Stock Exchange Member and Registered Investment Advisory Firm located in New York City with approximately $800 million of institutional and private funds under management. Mr. Kahn was appointed to the Board of Directors upon completion of the merger of Provident New York Bancorp and Warwick Community Bancorp in October 2004.

         R. Michael Kennedy is a general partner and manager of various real estate companies, all managed through Kennedy Companies, Inc. Mr. Kennedy was appointed to the Board of Directors upon completion of the merger of Provident New York Bancorp and Warwick Community Bancorp in October 2004.

         Victoria Kossover is a partner in Kossover Law Offices. Ms. Kossover was appointed to the Board of Directors upon completion of the merger of Provident New York Bancorp and E.N.B. Holding Company, Inc. in January 2004.

         Dr. Donald T. McNelis served as President of St. Thomas Aquinas College in Sparkill, New York from 1974 until his retirement in 1995.

         Richard A. Nozell is the owner of Richard Nozell Building Construction and serves as a general building contractor.

         Carl J. Rosenstock is Secretary-Treasurer of General Sportwear Co., Inc., a manufacturer of children's apparel. Mr. Rosenstock was appointed to the Board of Directors upon completion of the merger of Provident New York Bancorp and E.N.B. Holding Company, Inc. in January 2004.

         William R. Sichol, Jr. is a principal of Sichol & Hicks, P.C., a private law firm.

         Burt Steinberg is the Executive Director of The Dress Barn, Inc., a woman's specialty store retailer.

         F. Gary Zeh is the President of Haverstraw Transit, Inc., a bus contracting company, Quality Bus Sales and Service, Inc. and of Zeh Holding Co., Inc., a real estate holding company.

         Daniel G. Rothstein has been employed by Provident Bank since 1983, and was named Executive Vice President in 1989. Mr. Rothstein served as Provident Bank's Chief Credit Officer and Regulatory Counsel from 1996 until August 2003, when he was appointed Chief Risk Officer. Mr. Rothstein was appointed Corporate Secretary effective January 2004.

         Stephen G. Dormer was named Senior Vice President of Provident Bank in 1994 and served as Provident Bank's Director of Business Development from 1996 until August 2003, when he was appointed Assistant to the Office of the President, Strategic Planning and Commercial Lending Officer. Effective January 2005, Mr. Dormer was appointed Executive Vice President.

         Richard O. Jones was appointed Executive Vice President, Business Services in December 2004. Mr. Jones has 30 years of retail banking, operations and sales management experience, starting with Manufacturers

Hanover, followed by Chemical Bank and JP Morgan Chase. From 1996 to 2002, Mr. Jones served as Senior Vice President/Regional Manager for the Tri-State (New York-New Jersey-Connecticut) and Texas Regions for JP Morgan Chase. From 2002 to 2004, Mr. Jones served as Senior Vice President, Client Management and Personal Financial Services for JP Morgan Chase.

         Paul A. Maisch has served as Senior Vice President and Chief Financial Officer of Provident Bank and Provident New York Bancorp since March 2003. From 1998 through 2001, Mr. Maisch served as Executive Vice President and Chief Financial Officer of Premier National Bancorp, and had been employed by Premier National Bancorp and its predecessors since 1984.

         The Board of Directors has determined that each of Provident New York Bancorp's directors, with the exception of Messrs. Strayton and Sichol, is "independent" as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers.

Section 16(a) Beneficial Ownership Reporting Compliance

         Our Executive Officers and Directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports, Director Kahn filed one late Form 4 to report the sale of 1,665 shares of common stock by a customer of Mr. Kahn's investment advisory firm. Based on our review of ownership reports required to be filed for the year ended September 30, 2005, no other Executive Officer, Director or 10% beneficial owner of our shares of common stock failed to file ownership reports on a timely basis.

Code of Ethics

         Provident New York Bancorp has adopted a Code of Ethics that is applicable to senior financial officers of Provident New York Bancorp, including Provident New York Bancorp's principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions. The Code of Ethics is available on Provident Bank's website at www.providentbanking.com. Amendments to and waivers from the Code of Ethics will
------------------------
also be disclosed on Provident Bank's website.

Meetings and Committees of the Board of Directors

         The business of Provident New York Bancorp is conducted at regular and special meetings of the Board and its committees. In addition, the "independent" members of the Board of Directors (as defined in the listing standards of the National Association of Securities Dealers) meet in executive sessions. The standing committees of the Board of Directors of Provident New York Bancorp include the Executive, Nominating, Audit, Corporate Governance and Executive Compensation Committees. During the fiscal year ended September 30, 2005, the Board of Directors met at 12 regular meetings and one special meeting. No member of the Board or any committee thereof attended less than 75% of said meetings.

         Executive Committee. The Executive Committee consists of Chairman Helmer, President, Chief Executive Officer and Director Strayton, and Directors Coyle, Zeh and Sichol. The Executive Committee meets as necessary when the Board of Directors is not in session to exercise general control and supervision in all matters pertaining to the interests of Provident New York Bancorp, subject at all times to the direction of the Board of Directors. The Executive Committee met five times during the fiscal year ended September 30, 2005.

         Nominating Committee. The Nominating Committee consists of all of the directors of Provident New York Bancorp who qualify as "independent" as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers. These directors are: Chairman Helmer and Directors Coyle,
Hershaft, Jauntig, Kahn, Kennedy, Kossover, McNelis, Nozell, Rosenstock, Steinberg and Zeh.

         Our Board of Directors has adopted a written charter for the Nominating Committee, which was attached as an appendix to our proxy statement for our Annual Meeting held April 22, 2004. The Nominating Committee met once during the fiscal year ended September 30, 2005.

         The Nominating Committee identifies nominees by first evaluating, or, through a sub-committee or the Corporate Governance Committee, causing an evaluation of the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to Provident New York Bancorp's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If there were a vacancy on the board because any member of the Board does not wish to continue in service or if the Nominating Committee decides not to re-nominate a member for re-election, the Nominating Committee would determine the desired skills and experience of a new nominee, solicit suggestions for director candidates from all Board members and may engage in other search activities, which activities may be conducted through a sub-committee or the Corporate Governance Committee. Candidates should possess certain attributes, including integrity and a devotion to ethical behavior, a primary interest in the well-being of Provident New York Bancorp, a capacity for independent judgment, good business acumen, the capacity to protect confidential information, an ability to work as a member of a team and a willingness to evaluate other opinions or points of view. In addition to examining a candidate's qualifications in light of the above attributes, the Nominating Committee would consider the following: the overall character of the candidate and any existing or potential conflict of interest; the candidate's willingness to serve and ability to devote the time and effort required; the candidate's record of leadership; and the ability to develop business for Provident New York Bancorp.

         In addition,  our bylaws  provide the  following  qualifications  for a
Director: (1) no person seventy-five (75) years of age or above shall be eligible for election to the Board of Directors of Provident New York Bancorp, and no Director may serve as such beyond the annual meeting that immediately follows the Director becoming age seventy-five (75); (2) a nominee must own at least 100 shares of our common stock; and (3) a nominee must reside or work in a county in which Provident Bank (the banking subsidiary of Provident New York Bancorp) maintains an office or in a county contiguous to a county in which Provident Bank maintains an office. During the year ended September 30, 2005, we did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.

         The Nominating Committee may consider qualified candidates for Director suggested by our stockholders. Stockholders can suggest qualified candidates for Director by writing to our Corporate Secretary at 400 Rella Boulevard, Montebello, New York 10901. The Corporate Secretary must receive a submission not less than 180 days prior to the anniversary date of our proxy materials for the preceding year's annual meeting. The submission must include the following:

         o A statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

         o The name and address of the stockholder as such information appears on Provident New York Bancorp's books, and the number of shares of Provident New York Bancorp's common stock that are owned beneficially by such stockholder. If the stockholder is not a holder of record, appropriate evidence of the stockholder's ownership will be required;

         o The name, address and contact information for the candidate, and the number of shares of common stock of Provident New York Bancorp that are owned by the candidate. If the candidate is not a holder of record, appropriate evidence of the stockholder's ownership will be required;

         o A statement of the candidate's business and educational experience;

         o Such other information regarding the candidate as would be required to be included in Provident New York Bancorp's proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

         o A statement detailing any relationship between the candidate and any customer, supplier or competitor of Provident New York Bancorp or its affiliates;

         o Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

         o A statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

         Submissions that are received and that satisfy the above requirements are forwarded to the Chairman of the Nominating Committee for further review and consideration. A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in "Advance Notice Of Business To Be Conducted at an Annual Meeting."

         Audit Committee. The Audit Committee consists of Directors Nozell, who serves as Chairman, Jauntig, Kossover and Steinberg. The Board of Directors has determined that Director Jauntig qualifies as an "audit committee financial expert." Each member of the Audit Committee is "independent" in accordance with the listing standards of the National Association of Securities Dealers.

         Our Board of Directors has adopted a written charter for the Audit Committee, which was attached as an appendix to our proxy statement for our Annual Meeting held April 22, 2004. As more fully described in the Audit Committee Charter, the Audit Committee is responsible for overseeing our accounting and financial reporting processes, including the quarterly review and the annual audit of our consolidated financial statements by KPMG LLP. In addition, the Audit Committee meets with our internal auditor to review audit programs and the results of audits of specific areas. The Audit Committee met 13 times during the fiscal year ended September 30, 2005.

         Corporate Governance Committee. The Corporate Governance Committee consists of Directors McNelis, who serves as Chairman, Coyle, Helmer and Kennedy, each of whom is "independent" in accordance with the listing standards of the National Association of Securities Dealers. The Corporate Governance
Committee's responsibilities include the periodic review of the size of the Board and making recommendations for change, if indicated, establishing procedures for evaluating the Board of Directors, assisting the Nominating Committee as requested, developing a Director orientation program, developing standards for Director training and continuing education, reviewing Board policies, reviewing and evaluating Board compensation, recommending changes thereto and reviewing Provident New York Bancorp's Certificate of Incorporation and Bylaws and reviewing and approving related-party transactions. The Corporate Governance Committee met four times during the fiscal year ended September 30, 2005.

         Executive Compensation Committee. The Executive Compensation Committee consists of Directors Helmer, who serves as Chairman, Coyle, McNelis and Steinberg, each of whom is "independent" in accordance with the listing standards of the National Association of Securities Dealers. The Executive Compensation Committee is responsible for recommending executive compensation awards for the President and Chief Executive Officer to the other members of the Board of Directors. The Executive Compensation Committee is also responsible for recommending for approval all executive compensation awards for our Executive Officers as recommended by our President and Chief Executive Officer. Determinations with respect to grants under stock benefit plans are made by the Executive Compensation Committee, excluding any Director who is not considered "disinterested" for purposes of Section 162(m) of the Internal Revenue Code. The Executive Compensation Committee met six times during the fiscal year ended September 30, 2005.

Audit Committee Report

         In accordance with Securities and Exchange Commission rules, the Audit Committee has prepared the following report for inclusion in this proxy statement:

         As part of its ongoing activities, the Audit Committee has:

         o Reviewed and discussed with management Provident New York Bancorp's audited consolidated financial statements for the fiscal year ended September 30, 2005;

         o Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended; and

         o Received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm their independence.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2005 for filing with the Securities and Exchange Commission.

         This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident New York Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

              This report has been provided by the Audit Committee:

Richard A. Nozell   Thomas F. Jaunting, Jr.   Victoria Kossover   Burt Steinberg

Communications with the Board of Directors

         Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Board of Directors, Provident New York Bancorp, 400 Rella Boulevard, Montebello, New York 10901, Attention:
Corporate Secretary. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly or forward a communication for response by another employee of Provident New York Bancorp, and the Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Attendance at Annual Meetings of Stockholders

         Provident New York Bancorp does not have a policy regarding director attendance at annual meetings of stockholders.

          All of our directors attended the prior fiscal year's annual meeting of stockholders.

Stock Performance Graph

         Set forth below is a stock performance graph comparing the yearly total return on our shares of common stock, commencing with the closing price on September 30, 2000 with (a) the cumulative total return on stocks included in the Nasdaq - Total US Index, and (b) the cumulative total return on stocks included in the SNL Mid-Atlantic Thrift Index.

         There can be no assurance that our stock performance will continue in the future with the same or similar trend depicted in the graph below. We will not make or endorse any predictions as to future stock performance.

                                 [GRAPH OMITTED]

                                 9/30/00  9/30/01  9/30/02  9/30/03  9/30/04  9/30/05
-------------------------------------------------------------------------------------
Provident New York Bancorp        100.00   139.89   187.18   281.36   353.30   356.22
Nasdaq - Total US Index           100.00    40.92    32.12    49.20    52.50    59.95
NL Mid-Atlantic Thrift Index      100.00   140.92   170.26   243.06   280.23   282.67


--------------------
Source: SNL Financial LC, Charlottesville, VA. (C) 2005

         This stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident New York Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Report of the Compensation Committee

         Under rules established by the Securities and Exchange Commission, Provident New York Bancorp is required to provide certain data and information in regard to the compensation and benefits provided to Provident New York Bancorp's Chief Executive Officer and other executive officers of Provident New York Bancorp. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Executive Compensation Committee of Provident New York Bancorp and Provident Bank, at the direction of the Boards of Directors, has prepared the following report for inclusion in this proxy statement. Each of the members of the Executive Compensation Committee is "independent" in accordance with the listing standards of the National Association of Securities Dealers.

         We, the members of the Executive Compensation Committee of the Board of Directors submit the following annual report on executive compensation. Our report includes an overview of Provident Bank's compensation philosophy, our review of Provident Bank's competitive market practices, Provident Bank's integrated approach to total executive rewards, the program's pay for performance design and the program's overall alignment with Provident Bank's business strategy and corporate values.

         Executive Compensation - Overview. As members of the Executive Compensation Committee (the "Committee") of the Board of Directors we are responsible for ensuring that our executive compensation policies, practices and processes are competitive, reflect the long-term interests of our stockholders and are consistent with good corporate governance principles. We are responsible for recommending executive compensation awards for the President and Chief Executive Officer to the other members of the Board of Directors. We are also responsible for recommending for approval all executive compensation awards for Provident Bank's Executive Officers as recommended to us by the President and Chief Executive Officer.

         Our Executive Compensation Committee consists of Directors William Helmer (Chairman), Dennis Coyle, Donald McNelis and Burt Steinberg.

         Our Committee members' duties are outlined in the Provident Bank Executive Compensation Committee Charter, and include the review of and making recommendations to the Board of Directors pertaining to Executive Officers':

         o        Base compensation;
         o        Annual management incentives;
         o        Executive benefits; and
         o        Deferred compensation plans.

         Executive Compensation Report. Provident Bank's executive compensation strategy is to attract, develop and retain experienced, high-quality executive officers who are capable of maximizing business performance for the benefit of our stockholders. Provident Bank seeks to award executive officers with a competitive, pay-for-performance compensation and benefits program that is aligned to Provident Bank's financial and non-financial business goals as well as Provident Bank's Brand Values - Community, Connection, Consistency, Empowerment and Trust.

         As members of the Executive Compensation Committee, we review executive officer base compensation and benefits. We compare Provident Bank's compensation and benefits structure and its business, financial and stock price performance to a benchmark (peer) group of financial institutions of similar asset size and business mix operating in the region from surveys and reports produced by human resources consulting firms.

         We also are responsible for recommending to the Board of Directors annual incentive compensation based upon our profitability and the achievement of corporate objectives. Our Committee is responsible for the performance review of the President and Chief Executive Officer, who in turn reviews each of Provident Bank's Executive Officers and makes compensation recommendations for our approval.

         Our integrated executive compensation program includes base salary and incentive compensation as well as stock options and restricted stock awards, all of which are linked to our business strategy and performance objectives. The equity based compensation components are intended to provide a long-term alignment of interests and results achieved for stockholders with the compensation awards provided to executive officers. The compensation program components include base salary as well as short- and long-term incentive compensation, and benefits. Executive Compensation components for fiscal year 2005 were the following:

         Base Compensation. We establish base salary ranges based on our periodic review of survey data from multiple survey sources, including peer institution data. Cash compensation paid to Provident Bank's executive officers is determined by this competitive market-based salary data, which is reviewed on an annual basis. Executive officers' performance evaluations and successful completion of position-related responsibilities and initiatives are also considered when evaluating base compensation levels.

         Incentive Compensation. Provident Bank provides annual cash incentive awards to executive officers. These annual incentives are awarded based on individual performance and Provident Bank's successful achievement of overall business results. In an unpredictable, fast-changing business climate, there might be significant events and/or factors, particularly those that will have a long term benefit to the organization, that might also need to be considered when considering potential awards for participants. As Committee members we also consider these events and/or factors in awarding incentive compensation.

         Equity Based Compensation. We also offer long-term incentives in the form of stock options and restricted stock awards. Provident New York Bancorp's stockholders approved the 2004 Stock Incentive Plan. This plan enables us to continue to offer a competitive compensation package that is linked to stock price performance in attracting and retaining highly qualified officers. As members of the Committee we are responsible for administering the program and awarding any or all of three types of equity-linked awards to eligible individuals - stock options, restricted stock awards and stock appreciation rights in accordance with the program terms. During the fiscal year ended September 30, 2005, the members of the Committee who are "disinterested" for purposes of Section 162(m) of the Internal Revenue Code granted 762,400 shares of restricted stock to five Executive Officers, 14 Officers and nine Directors. In addition, we granted 1,718,300 stock options to five Executive Officers, 137 Officers and 13 Directors.

         Benefits. Provident Bank sponsors a variety of benefit plans, including the Provident Bank Employee Stock Ownership Plan, a 401(k) plan, the Provident Bank Defined Benefit Pension Plan, life insurance and health and welfare benefits, and for certain senior executives, a supplemental executive retirement plan. Both the Employee Stock Ownership Plan and the 401(k) plan promote equity ownership in Provident New York Bancorp by affording investment in shares of common stock.

         Compensation of the President and Chief Executive Officer. In determining appropriate types and amounts of compensation for the President and Chief Executive Officer each year, the Committee evaluates corporate and individual performance results and considers the following factors. Corporate results include the financial performance of Provident New York Bancorp as measured by earnings per share and also include comparative results achieved by peer group institutions, and progress in realizing our short- and long-term business objectives. Individual factors include the President and Chief Executive Officer's ability to initiate and implement successful business strategies, and demonstrated leadership at Provident Bank and in the external community.

         The Committee used the following in determining 2005 bonus grants and 2006 base salary. The fiscal year started with the acquisition of the Warwick Community Bancorp, Inc., including legal, financial, operational and human capital integration. This increased our branch and non-branch resources by more than 25%, and was accomplished immediately following the integration of Ellenville National Bank, which had been acquired in January 2004. Substantial work was also completed in fiscal year 2005 as we prepared to in-source our data center operations as part of our efficiency improvements and expense management initiatives. Concurrently, we successfully implemented the requirements of
Section 404 of the Sarbanes-Oxley Act of 2002. We also acquired a branch office from HSBC Bank USA, and successfully completed the acquisition and integration efforts in the spring of 2005.

         Provident Bank is a party to an employment agreement with the President and Chief Executive Officer. The President and Chief Executive Officer's base salary is determined by individual performance, competitive salaries, successful accomplishment of overall business profitability, and overall financial and non-financial performance. Under the employment agreement, the base salary can be increased, but cannot be decreased without the Chief Executive Officer's prior written consent. Our Committee conducted its annual performance evaluation assessment of the President and Chief Executive Officer. Based on specific market data provided by an external compensation consulting firm, the Committee recommended a base salary increase that was appropriate based on the President and Chief Executive Officer's performance and the competitive market benchmarks reviewed. As of January 1, 2005, the Chief Executive Officer's base salary was increased to $425,000, an increase of 4.9% over his prior year base salary of $405,000.

         In addition to increasing the President and Chief Executive Officer's base salary, we also recommended an annual incentive payment of $100,800, an amount equal to 24% of his average base salary in effect for the 2005 fiscal year. The Committee believes that this amount is an appropriate incentive award based on Provident New York Bancorp's significant achievements and financial performance (including earnings per share results) and given the challenging market conditions brought on by the flattening yield curve and other factors.

         The members of the  Committee who are  "disinterested"  for purposes of
Section 162(m) of the Internal Revenue Code also awarded the President and Chief Executive Officer long-term incentives as part of the 2004 Stock Incentive Program, including 140,000 shares of restricted stock (see footnote 3 to "-Executive Compensation-Summary Compensation Table," below) and 180,000 stock options, a portion of which vests annually through March 2010 based on satisfactory performance and continued employment. The 180,000 stock options granted to the President and Chief Executive Officer represent 9% of the total options available for grant under the 2004 Stock Incentive Program. The 140,000 shares of restricted stock represent 18% of the total shares of restricted stock available for grant under the 2004 Stock Incentive Program.

         Executive Officers. Our Committee also reviews the President and Chief Executive Officer's performance assessment of the other Executive Officers. Individual executive officers' performance was assessed based on position-specific objectives as well as bank-wide business and financial goals. Based on external market benchmark salary data, executive officer salary increases were recommended to and awarded by the Board of Directors. Salary increases ranged from 4% to 16% over prior-year base salaries. Executive Officers were also granted an annual cash bonus, and equity-based compensation based on an assessment of each individual's performance and contribution to the bank's overall business objectives and initiatives as outlined above.

         Our Committee will continue to review all components of its compensation and benefits programs to ensure that the compensation objectives and plans are aligned with corporate performance goals, business objectives and our shareholder expectations.

         This report has been provided by the Executive Compensation Committee:

William F. Helmer       Dennis L. Coyle      Donald McNelis       Burt Steinberg

Executive Compensation

         Summary Compensation Table. The following table sets forth for the three years ended September 30, 2005, certain information as to the total remuneration paid to our Chief Executive Officer, and to our other four most highly compensated Executive Officers at September 30, 2005 who received total annual compensation in excess of $100,000 (together, "Named Executive Officers"). Share information presented in this table reflects the 4.4323-for-one exchange ratio in connection with the second-step conversion completed January 14, 2004.

                                                                                  Long-Term Compensation
                                                                            ----------------------------------
                                        Annual Compensation                         Awards             Payouts
                              ------------------------------------------    ------------------------   -------
                               Year                         Other Annual    Restricted     Options/                 All Other
 Name and Principal           Ended                         Compensation       Stock         SARS       LTIP      Compensation
      Position                 9/30      Salary      Bonus      (1)            Awards         (#)      Payouts         (2)
---------------------------   -----    ---------   -------- ------------    -------------  ---------   -------    -------------
George Strayton, President,    2005    $ 419,615   $100,800   $     --      $1,797,600(3)   180,000     $  --     $   212,204
Chief Executive Officer        2004      401,500    241,050         --           --           9,417(4)     --         183,951
and Director                   2003      387,750    235,200         --           --          14,116(4)     --         153,658

Daniel G. Rothstein,           2005    $ 218,173   $ 32,800   $     --      $  667,680(3)    60,000     $  --     $    97,943
Executive Vice President,      2004      208,480     78,234         --           --             --         --          80,526
Chief Risk Officer,            2003      200,750     76,125         --           --           7,047(4)     --          64,291
Regulatory Counsel and
Corporate Secretary

Stephen G. Dormer,             2005    $ 187,785   $ 28,300   $     --      $  577,800(3)    60,000    $   --     $    75,532
Executive Vice President       2004      167,785     62,962         --           --             --         --          62,638
                               2003      161,600     61,275         --           --             --         --          51,781

Richard O. Jones, Executive    2005    $ 161,539   $ 25,100   $     --      $  128,400(3)    60,000    $   --     $    23,493
Vice President, Business
Services

Paul A. Maisch, Senior Vice    2005    $ 183,846   $ 27,700   $     --      $  359,520(3)    60,000    $   --     $    60,246
President and Chief            2004      157,884     59,906         --           --          50,000        --          24,457
Financial Officer              2003       77,885     29,207         --           --             --         --          15,558


--------------------
(1) Provident Bank provides certain members of senior management with certain other personal benefits, the aggregate value of which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer. The value of such personal benefits is not included in this table.
(2) Includes payments during the fiscal year ended September 30, 2005 for the following

                                      Employee    Supplemental
                                       Stock       Executive                                Long-Term    Health and
                                     Ownership     Retirement   Disability      Life          Care        Welfare
                      401(k) Plan       Plan          Plan      Insurance     Insurance     Insurance    Insurance
                      -----------   -----------   -----------   ----------   -----------   -----------   ----------
George Strayton       $     7,000   $    40,239   $    99,805   $   11,243   $    40,020   $     6,126   $    7,771
Daniel G. Rothstein         7,000        40,239        18,903        5,367        15,990         6,662        3,782
Stephen G. Dormer           6,502        40,239         5,892        2,755         6,155         4,915        9,074
Richard O. Jones               --            --            --           --         5,392        10,412        7,689
Paul A. Maisch              6,254        28,934           627          658        13,284         1,490        8,999


--------------------
(3) Represents the fair market value of shares granted pursuant to the 2004 Stock Incentive Plan. Messrs. Strayton, Rothstein, Dormer, Jones and Maisch were awarded 140,000, 52,000, 45,500, 10,000 and 28,000 shares of restricted stock, respectively. The shares vested 10% on September 30, 2005, and will vest 20% on each of September 30, 2006, September 30, 2007, September 30, 2008 and September 30, 2009 and 10% on March 31, 2010. Dividends are paid on the shares of restricted stock, and participants can vote unvested shares of restricted stock. The market value on the date of grant was $12.84 per share.
(4) Represents reload options received upon the exercise of stock options when previously owned shares of common stock were utilized to pay the option exercise price.

         Employment Agreements. In January 1996, Provident Bank entered into an employment agreement with President and Chief Executive Officer George Strayton, which was amended in 1998. On each day during the term of the agreement, the term of the agreement automatically renews so that the term of the agreement remains three years unless notice of non-renewal is provided at least 60 days prior to the anniversary date of the agreement. In the event that notice of non-renewal is given, the agreement will expire at the end of its then three-year term. Under the agreement, and beginning on January 1, 2005, Mr. Strayton's annual salary was $425,000. For each calendar year beginning after a change in control (as defined in the agreement) of Provident Bank or Provident New York Bancorp, Mr. Strayton's annual salary will be increased by a formula set forth in the agreement. In addition to his annual salary, Mr. Strayton is entitled to participate in all of Provident Bank's tax-qualified plans and other incentive programs, and Provident Bank's group life, health, dental and disability plans.

         In the event Provident Bank terminates Mr. Strayton's employment for any reason other than for "cause" (as defined in the agreement), in the event of his voluntary resignation within one year following a demotion in title or duties or a change in control of Provident Bank or Provident New York Bancorp, or in the event of termination of his employment due to total and permanent disability, Mr. Strayton will be entitled to certain benefits payable by
Provident   Bank.   These  benefits   include  his  earned  but  unpaid  salary,
continuation of his life, health and disability insurance benefits for the remaining unexpired employment period under the agreement, and continued health insurance for Mr. Strayton and his spouse for their remaining lifetimes. Mr. Strayton also will be entitled to certain lump sum payments, such as the present value of any salary and director's fees that he would have earned for the remaining unexpired employment period under the agreement, although Mr. Strayton does not currently receive director's fees. Within 60 days of termination of his employment, Mr. Strayton also will be entitled to payments relating to Provident Bank's defined benefit pension plan, 401(k) Plan, employee stock ownership plan and Supplemental Executive Retirement Plan. Mr. Strayton will also be entitled to immediate vesting of any unearned options or shares of restricted stock awarded to him under any stock benefit plan maintained by Provident New York Bancorp, and a lump sum payment equal to three times the average of the prior three years' incentive compensation earned and received by him under all incentive compensation plans and programs adopted by Provident Bank, including, but not limited to, the Management Incentive Program. In the event that Provident Bank gives Mr. Strayton a notice of non-renewal, or if Provident Bank does not extend the employment period at least 60 days prior to any renewal date set forth under the agreement, Mr. Strayton may resign from Provident Bank at any time and will receive a discounted lump sum cash payment within 30 days, calculated based upon the amounts set forth above. Also, in such event, Provident Bank will provide the life and health insurance benefits set forth above. In the event that Mr. Strayton becomes subject to an excise tax on payments made under the agreement in connection with a change in control, Mr. Strayton will be reimbursed an amount determined pursuant to a formula set forth in the agreement for payment of such excise taxes by Provident Bank, so long as during the six-month period prior to such change in control Provident Bank was in compliance with all applicable minimum regulatory capital requirements. For a period of one year following the date of his termination for cause, or voluntary resignation for reasons other than (i) a demotion in title or duties or (ii) a change in control of Provident Bank or Provident New York Bancorp, the agreement provides that Mr. Strayton shall not compete with Provident Bank.

         Provident Bank has entered into employment agreements with Messrs. Rothstein and Dormer. The employment agreement with Mr. Rothstein is for a term of two years and renews on a daily basis so that the remaining term under the agreement is for two years unless notice of non-renewal is given. The employment agreement with Mr. Dormer is for a term of one year and renews on a daily basis so that the remaining term under the agreement is for one year unless notice of non-renewal is given. In the event of a change in control (as defined in the agreements), the terms of the employment agreements with Messrs. Rothstein and Dormer extend to three years. Each of Messrs. Rothstein and Dormer receives an annual rate of salary, as specified in the employment agreement, and will be entitled to participate in all of Provident Bank's tax-qualified plans and other incentive programs, and any group life, health, and disability plans maintained by Provident Bank from time to time. Except as noted below, the employment agreements for Messrs. Rothstein and Dormer are substantially similar to the employment agreement with Mr. Strayton. In the event Mr. Rothstein's or Mr. Dormer's employment agreement is not renewed or in the event Mr. Rothstein's or Mr. Dormer's employment is terminated for certain reasons other than for "cause," health insurance and other welfare benefits continue for Messrs. Rothstein and Dormer through the expiration of each of their agreements. In addition, vesting of Messrs. Rothstein and Dormer's incentive compensation would be accelerated and they would each receive (i) a lump sum equal to the present value of the salary they would have received through the end of the then-current term of the agreement; (ii) a lump sum payment equal to two times the average of their prior two years incentive compensation and (iii) lump sums equal to the additional benefits they would have accrued under Provident Bank's qualified and nonqualified retirement plans if their employment had continued through the expiration of the then-current term.

         Provident Bank has also entered into an agreement with Mr. Maisch. Upon termination of Mr. Maisch's employment for reasons other than "cause," Mr. Maisch would receive (i) a lump sum equal to the present value of one times his annual base salary; (ii) a lump sum equal to the average of the prior two years' incentive compensation and (iii) lump sums equal to one additional year of benefits under Provident Bank's qualified and nonqualified retirement plans. In addition, health insurance and other welfare benefits continue for Mr. Maisch for one year following his termination of employment. In the event of a change in control of Provident Bank or Provident New York Bancorp, Mr. Maisch would receive payments equal to two times these amounts.

         2000 Stock Option Plan. During the fiscal year ended September 30, 2000, Provident Bank adopted, and Provident New York Bancorp's stockholders approved, the Provident Bank 2000 Stock Option Plan. Pursuant to the Stock Option Plan, options to purchase 48,755 shares of common stock (adjusted to reflect the 4.4323-to-one stock split in connection with the second-step conversion) were each granted to non-employee Directors Coyle, Helmer, Hershaft, Jauntig, McNelis, Nozell, Sichol, Steinberg and Zeh, at an exercise price of $3.50 per share (split adjusted), the fair market value of the underlying shares on the date of the award. The term of the options is ten years from the date of grant, and the number of shares subject to awards will be adjusted in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of Provident New York Bancorp. Stock options granted vested at the rate of 20% per year. To the extent described below, the awards include an equal number of reload options ("Reload Options and dividend equivalent rights ("Dividend Equivalent Rights"). The Dividend Equivalent Rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of options that the person holds. For these purposes, an extraordinary dividend is defined as any dividend where the rate of dividend exceeds Provident Bank's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters. The Reload Options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has delivered. Reload Options may also be granted to replace option shares retained by the employer for payment of the option holder's withholding tax. The option price at which additional shares of stock can be purchased by the option holder through the exercise of a Reload Option is equal to the market value of the previously owned stock at the time it was surrendered. The option period during which the Reload Option may be exercised expires at the same time as that of the original option that the holder has exercised.

         2004 Stock Incentive Plan. During the fiscal year ended September 30, 2005, Provident New York Bancorp's stockholders approved the Provident Bancorp, Inc. 2004 Stock Incentive Plan (the "2004 Stock Incentive Plan"). Pursuant to the 2004 Stock Incentive Plan, non-employee Directors Coyle, Helmer, Hershaft, Jauntig, Kahn, Kennedy, Kossover, McNelis, Nozell, Rosenstock, Sichol, Steinberg and Zeh were each granted options to purchase 46,100 shares of common stock, at an exercise price of $12.84 per share, the fair market value of the underlying shares on the date of the award. The term of the options is ten years from the date of grant, and the number of shares subject to awards will be adjusted in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of Provident New York Bancorp. Stock options granted vest at the rate of 20% per year beginning with the grant date. All such options vest immediately upon a "Change of Control" of Provident New York Bancorp (as defined in the 2004 Stock Incentive Plan). In addition, in the event of a recipient's death, retirement under circumstances described in the 2004 Stock Incentive Plan, or disability, only those options scheduled to vest during the remainder of the calendar year of separation from service plus those scheduled to vest in the next calendar year will vest upon the separation. The 2004 Stock Incentive Plan also provides for the grant of stock appreciation rights. A stock appreciation right affords the holder the right to receive, upon exercise, a payment in cash or shares of our common stock equal to the positive difference between the exercise price assigned to the right and the fair market value of a share of common stock on the exercise date. We have not granted any stock appreciation rights under the 2004 Stock Incentive Plan.

         Pursuant to the 2004 Stock Incentive Plan, non-employee Directors Coyle, Helmer, McNelis, Nozell, Sichol and Zeh were each granted 31,400 shares of restricted stock, and non-employee Directors Hershaft, Jauntig and Steinberg were each granted 17,000 shares of restricted stock. The shares of restricted stock vest at a rate of 10% in 2005, 20% in each of 2006, 2007, 2008 and 2009, and 10% in 2010. Shares of restricted stock granted will vest immediately upon a "Change of Control" of Provident New York Bancorp (as defined in the 2004 Stock Incentive Plan), or in the event of a recipient's death, retirement under certain circumstances described in the 2004 Stock Incentive Plan, or disability. Recipients have the right to direct the voting of their unvested shares, and to receive dividends declared with respect to their unvested shares.

         Set forth below is information relating to options granted to the Named Executive Officers during the fiscal year ended September 30, 2005.

                                          OPTION GRANTS IN FISCAL YEAR 2005
--------------------------------------------------------------------------------------------------------------------

                                                  \Individual Grants
--------------------------------------------------------------------------------------------------------------------

                                               Percent of Total
                                               Options Granted     Exercise
                                               to Employees in      or Base    Expiration
           Name              Options Granted     Fiscal 2005       Price (1)      Date      Grant Date Present Value
--------------------------   ---------------   ----------------   -----------  -----------  ------------------------
George Strayton                  180,000              16%           $12.84       3/10/15           $553,000(2)

Daniel G. Rothstein               60,000               5%           $12.84       3/10/15           $184,000(2)

Stephen G. Dormer                 60,000               5%           $12.84       3/10/15           $184,000(2)

Richard O. Jones                  60,000               5%           $12.84       3/10/15           $184,000(2)

Paul A. Maisch                    60,000               5%           $12.84       3/10/15           $184,000(2)


---------------------
(1) The exercise price of the options is equal to the fair market value of the underlying shares on the date of the award.
(2) Based on a grant date present value of $3.07 per share derived using the Black-Scholes option pricing model with the following assumptions: volatility of 18.69%; risk-free rate of return of 4.47%; dividend yield of 1.40%; and an eight-year option life.

         Set forth below is certain information concerning outstanding options held by the Named Executive Officers at September 30, 2005. There were no options exercised by the Named Executive Officers during the fiscal year ended September 30, 2005.

                                  AGGREGATE OPTION EXERCISES IN 2005 FISCAL YEAR AND
                                             FISCAL YEAR-END OPTION VALUES
---------------------------------------------------------------------------------------------------------------------
                                                                  Number of Unexercised        Value of Unexercised
                                                                       Options at            In-The-Money Options at
                                                                        Year-End                   Year-End(1)
                             Shares Acquired       Value        -------------------------   -------------------------
           Name               Upon Exercise       Realized      Exercisable/Unexercisable   Exercisable/Unexercisable
--------------------------   ----------------   ------------    -------------------------   -------------------------
George Strayton                     --                --             370,799 / 144,000           $2,512,000 / $--

Daniel G. Rothstein                 --                --              69,408 / 48,000              $356,741 / $--

Stephen G. Dormer                   --                --              78,554 / 48,000              $525,453 / $--

Richard O. Jones                    --                --              12,000 / 48,000                   $-- / $--

Paul A. Maisch                      --                --              32,000 / 78,000                   $-- / $--


--------------------
(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of common stock that would be received upon exercise, assuming such exercise occurred on September 30, 2005, at which date the last trade price of the common stock as quoted on the Nasdaq National Market was $11.67.

         Supplemental Executive Retirement Plan. Provident Bank maintains a non-qualified supplemental executive retirement plan to compensate executives whose benefits under Provident Bank's tax-qualified benefit plans are limited by the Internal Revenue Code of 1986, as amended. The supplemental executive retirement plan provides executives with retirement benefits generally equal to the difference between (i) the annual benefit the executive would have received under Provident Bank's defined benefit pension plan if such benefits were computed without giving effect to the limitations on benefits imposed by the Internal Revenue Code, and (ii) the amounts actually payable to the executive under the terms of the defined benefit pension plan. In addition, the executive is entitled to a 401(k) benefit under the supplemental executive retirement plan equal to the product of (i) Provident

Bank's contributions that could not be credited to his or her account in the Provident Bank 401(k) Plan due to applicable limitations (including the limitation on elective deferrals under Internal Revenue Code Section 402(g)) plus interest, which is deemed to accrue each year at the one-year Treasury rate for the first auction in January of each year, rounded to the nearest hundredth of a point, and (ii) his or her vested percentage in the 401(k) Plan. The supplemental executive retirement plan was amended in connection with the adoption of the employee stock ownership plan so that an executive who does not receive the maximum contribution under the employee stock ownership plan due to an applicable limitation will be entitled to an employee stock ownership plan benefit under the supplemental executive retirement plan, credited in dollars, equal to the difference between the fair market value of the number of shares of common stock that would have been allocated to the account of the executive under the employee stock ownership plan had the limitations under the Internal Revenue Code not been applicable, and the fair market value of the number of shares of common stock actually allocated to the account of the executive. The executive would also receive interest, credited in dollars, as described above. The supplemental executive retirement plan is considered an unfunded plan under the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All obligations arising under the supplemental executive retirement plan are payable from the general assets of Provident Bank; however, Provident Bank has established a trust to ensure that sufficient assets will be available to pay the benefits under the supplemental executive retirement plan. The trust is entitled to purchase shares of common stock to fund the employee stock ownership plan benefit under the supplemental executive retirement plan.

         As of October 1, 2005, Messrs. Strayton and Rothstein had accrued annual benefits of $81,000 and $1,000, respectively, under the Retirement Plan portion of the supplemental executive retirement plan. These amounts are estimated assuming each individual reaches the normal retirement age under the Retirement Plan. Contributions to the supplemental executive retirement plan under the 401(k) and employee stock ownership plan portions of the supplemental executive retirement plan are included in "--Summary Compensation Table" above.

         Defined Benefit Pension Plan. Provident Bank maintains the Provident Bank Defined Benefit Pension Plan, which is a qualified, tax-exempt defined benefit plan. Employees age 21 or older who have worked at Provident Bank for a period of one year and have been credited with 1,000 or more hours of service with Provident Bank during the year are eligible to accrue benefits under this plan. Provident Bank contributes each year, if necessary, an amount to the Retirement Plan at least equal to the actuarially determined minimum funding requirements in accordance with ERISA. For the plan year ended September 30, 2005, a contribution of $2.6 million was made to the Retirement Plan. At September 30, 2005, the total market value of the Defined Benefit Pension Plan trust fund assets was approximately $17.0 million.

         In the event of retirement at normal retirement age (i.e., the later of age 65 or the 5th anniversary of participation in the Defined Benefit Pension
Plan), the plan provides a single life annuity. For a married participant, the normal form of benefit is an actuarially reduced joint and survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 50% of that paid during the participant's lifetime. Alternatively, a participant may elect (with proper spousal consent, if necessary) a joint and 100% survivor annuity, or installments payable over a period of not more than the life of the participant with guaranteed payments for five, 10 or 15 years. Payment may be made in a lump sum in cash, provided the participant has completed 20 years of service with Provident Bank and attained age 55 or has attained normal retirement age (as described above). All forms in which a participant's benefit may be paid will be actuarially equivalent to the single life annuity. The monthly retirement benefit provided is an amount equal to the greater of a participant's frozen accrued benefit (as provided for in the Retirement Plan) or 1.6% of a participant's average monthly compensation, multiplied by the participant's years of service (up to a maximum of 35 years) plus 0.5% of the participant's average monthly compensation in excess of one-twelfth of the participant's Covered Compensation (as defined in the Defined Benefit Pension Plan) multiplied by the participant's months of service (up to a maximum of 35 years), computed to the nearest dollar. Retirement benefits are also payable upon retirement due to early and late retirement or death and disability. A reduced benefit is payable upon early retirement at or after age 55 and the completion of 10 years of vested service with Provident Bank. No reduction in benefit will occur as a result of special early retirement on or after age 62 and the completion of 20 years of vested service, if payment is made at the time of retirement. Upon termination of employment other than as specified above, a participant who has five years of vested service is eligible to receive his or her accrued benefit commencing on such participant's retirement date, death or disability.

          The following table indicates the annual retirement benefit that would have been payable under the Defined Benefit Pension Plan upon retirement at age 65 in calendar year 2005, expressed in the form of a single life annuity for the annual salary and benefit service classifications specified below. These benefits are not subject to offset for Social Security benefits.


                           Years of Service and Annual Benefit Payable at Retirement
    Annual              ---------------------------------------------------------------
 Compensation               15           20            25           30           35
 ------------           -----------  -----------  -----------  -----------  -----------
     $50,000            $    12,108  $    16,144  $    20,180  $    24,216  $    28,252
      75,000                 19,982       26,642       33,303       39,964       46,624
     100,000                 27,856       37,141       46,426       55,711       64,996
     125,000                 35,733       47,644       59,555       71,466       83,377
     170,000                 49,908       66,544       83,180       99,816      116,452
     210,000 and above(1)    62,509       83,342      104,178      125,014      145,848


--------------------
(1) Reflects the maximum benefit payable under the Retirement Plan in 2005 due to tax law limitations. The 2006 compensation limitation has been increased to $220,000.

As of September 30, 2005, Messrs. Strayton, Rothstein, Dormer, Jones and Maisch had 23, 23, 11, one and three year(s), respectively, of credited service (i.e., benefit service) under the Retirement Plan.

Compensation of Directors

         Fees. Directors of Provident Bank receive an annual retainer fee of $24,000. Chairman Helmer receives a retainer fee of $80,000. Directors also receive a fee of $1,000 per board meeting attended and $500 per committee meeting attended. The chairman of each committee (with the exception of Chairman Helmer) receives an additional $2,000 per year. Directors who are also employees of Provident Bank are not eligible to receive any fees for their service as a director.

         Deferred Compensation Agreements. Provident Bank has entered into non-qualified deferred compensation agreements for the benefit of each of its Directors who elect to defer all or a portion of their board fees earned during a calendar year. In addition, each deferred compensation agreement provides that a Director who is also an employee may defer receipt of all or a portion of the incentive compensation paid to him or her in their capacity as an employee during the year. When a Director reaches the mandatory retirement age, the Director's account is generally paid to him or her in quarterly installments beginning on the first day of the first calendar quarter after the director becomes entitled to such payments and continuing for five years. A Director may request to receive distributions from his or her account prior to the attainment of mandatory retirement age, or that such distributions be paid over a longer period of time of not more than ten years. In the event of the Director's death, the balance of the Director's account will be paid to the Director's designated beneficiary in the same manner as it would otherwise have been paid to the Director, if living, and commencing in the first calendar quarter after death. A Director may also request an early distribution from his or her account in the event the director suffers a hardship. The granting of a hardship distribution is within the sole discretion of the Board of Directors and any hardship distribution is limited to the amount reasonably necessary to meet the hardship. All obligations arising under the deferred compensation agreements are payable from Provident Bank's general assets; however, Provident Bank has established a trust to help ensure that sufficient assets will be available to pay the benefits under the deferred compensation agreements. The investments under the deferred compensation agreements, as well as the distributions to the participating Directors, are handled by an independent trustee that holds and accumulates the assets set aside to pay the benefits under the agreements.

Transactions With Certain Related Persons

         During the fiscal year ended September 30, 2005, no Directors, Executive Officers or immediate family members of such individuals were involved in loans from Provident New York Bancorp or Provident Bank involving more than $60,000 that had not been made in the ordinary course of business and on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

         During the year ended September 30, 2005, $593,800 of legal fees were paid to the law firm of Freeman, Loftus & Manley for services rendered on behalf of Provident New York Bancorp and Provident Bank, the majority of which are fees paid by borrowers in the ordinary course of business for loans originated by Provident Bank. Director William R. Sichol is the brother-in-law of a partner of that law firm.


   PROPOSAL II -- RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

         The Audit Committee of Provident New York Bancorp has approved the engagement of KPMG LLP to be our independent registered public accounting firm for the 2006 fiscal year, subject to the ratification of the engagement by our stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of KPMG LLP for Provident New York Bancorp's fiscal year ending September 30, 2006. A representative of KPMG LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

         Set forth below is certain information concerning aggregate fees billed for professional services rendered by KPMG LLP during the years ended September 30, 2005 and 2004:

         Audit Fees. The aggregate fees billed to us by KPMG LLP for professional services rendered by KPMG LLP for the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings and engagements were $683,000 and $291,000 during the fiscal years ended September 30, 2005 and 2004, respectively.

         Audit Related Fees. The aggregate fees billed to us by KPMG LLP for assurance and related services rendered by KPMG LLP that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in "--Audit Fees," above, were $71,000 and $310,500 during the fiscal years ended September 30, 2005 and 2004, respectively. The 2005 fees related to audits of employee benefit plans of Ellenville National Bank and Warwick Community Bancorp, Inc. The 2004 fees primarily related to the second-step conversion.

         Tax Fees. The aggregate fees billed to us by KPMG LLP for professional services rendered by KPMG LLP for tax consultations and tax compliance were $133,000 and $149,650 during the fiscal years ended September 30, 2005 and 2004, respectively.

         All Other Fees. There were no fees billed to us by KPMG LLP during the fiscal years ended September 30, 2005 and 2004, respectively, that are not described above.

         The Audit Committee preapproves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by KPMG LLP, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee pre-approved 100% of the audit related fees and tax fees described above during the fiscal years ended September 30, 2005 and 2004.

         In order to ratify the selection of KPMG LLP as independent registered public accounting firm for the 2006 fiscal year, the proposal must receive the affirmative vote of at least a majority of the votes represented at the Annual Meeting, either in person or by proxy, in favor of such ratification. The Audit Committee of the Board of

Directors recommends a vote "FOR" the ratification of KPMG LLP as independent registered public accounting firm for the 2006 fiscal year.

                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the proxy materials for next year's annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at Provident New York Bancorp's executive office, 400 Rella Boulevard, Montebello, New York 10901, no later than September 12, 2006. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                   ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
                              AT AN ANNUAL MEETING

         Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, the stockholder must give written notice to the Secretary of Provident New York Bancorp not less than ninety (90) days prior to the anniversary date of our proxy materials for the preceding year's annual meeting; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The notice must include the stockholder's name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

         Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us by October 12, 2006. If notice is received after October 12, 2006, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

                                  MISCELLANEOUS

         The cost of solicitation of proxies will be borne by Provident New York Bancorp. Provident New York Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of Provident New York Bancorp may solicit proxies personally or by telephone without additional compensation.

         A COPY OF PROVIDENT NEW YORK BANCORP'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2005 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO CHRISTINA MAIER, STOCKHOLDER RELATIONS, 400 RELLA BOULEVARD, MONTEBELLO, NEW YORK OR BY CALLING
(845) 369-8040.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ Daniel Rothstein


                                              Daniel Rothstein
                                              Secretary
Montebello, New York
January 10, 2006

                                 REVOCABLE PROXY

                           PROVIDENT NEW YORK BANCORP
                         ANNUAL MEETING OF STOCKHOLDERS
                                February 16, 2006

            The undersigned hereby appoints the official proxy committee, consisting of the Board of Directors with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Holiday Inn of Suffern, 3 Executive Boulevard, Suffern, New York, on February 16, 2006, at 11:00 a.m. local time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:
                                                          FOR  WITHHOLD  FOR ALL
                                                          ---  --------  EXCEPT
                                                                         -------
1.   The  election  of  Judith  Hershaft,  Thomas F.      [_]     [_]       [_]
     Jauntig, Jr., Thomas G. Kahn, Richard A. Nozell and Carl J. Rosenstock each to serve for a three-year term.

INSTRUCTION: To withhold your vote for one or more nominees, write the name(s) of the nominee(s) on the line(s) below.

------------------------------

------------------------------

------------------------------



                                                          FOR   AGAINST  ABSTAIN
2.   The ratification of the appointment of KPMG LLP      [_]     [_]       [_]
     as the Company's independent registered public accounting firm for the fiscal year ending
     September 30, 2006.

  The Board of Directors recommends a vote "FOR" each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

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                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated January 10, 2006 and audited financial statements.



Dated:                                       [_]Check Box if You Plan
       ------------------------------           to Attend Annual Meeting


-------------------------------------        -----------------------------------
PRINT NAME OF STOCKHOLDER                    PRINT NAME OF STOCKHOLDER


-------------------------------------        -----------------------------------
SIGNATURE OF STOCKHOLDER                     SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.


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           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

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